EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Tina Baginskis Director, Investor Relations 630-574-3024

Great Lakes Announces a New Appointment to the Board of Directors

OAK BROOK, Ill., Jan. 8, 2020 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation ("Great Lakes") (NASDAQ:GLDD), the largest provider of dredging services in the United States announced today that Elaine Dorward-King was appointed to its Board of Directors.  Dr. Dorward-King was appointed to the class of directors that will stand for election at the upcoming 2020 Annual Meeting of Shareholders. Her appointment as a new independent director was effective January 7, 2020 and follows a search process conducted as part of Great Lakes’ ongoing focus on Board composition, refreshment and diversity. In addition, upon her appointment, the Board was increased to eight members.  At this time, the Company has not made a determination regarding any committee assignments for Dr. Dorward-King.

Lawrence R. Dickerson, Chairman of the Board, commented, "We are delighted to welcome Elaine Dorward-King to the Great Lakes Board. Elaine is a talented, strategic leader whose expertise in environmental, health, safety and sustainability compliments the Board’s and management’s focus in these critical areas.  Her appointment exemplifies our continued commitment to Board refreshment and adding strength to the overall Board composition. On behalf of the Board, I welcome Elaine and look forward to working with her."

About Elaine Dorward-King

Dr. Elaine Dorward-King most recently was the Executive Vice President, Sustainability and External Relations at Newmont Mining Corporation (“Newmont”) (NYSE:NEM), the world’s leading gold mining company. Dr. Dorward-King has spent the majority of her career in mining and joined Newmont in 2013.  Prior to joining Newmont, Dr. Dorward-King spent 21 years with Rio Tinto, one of the world’s largest diversified producers of metals and minerals, in general management and Environmental Health and Safety leadership roles. Dr. Dorward-King has over 25 years of leadership experience in creating and implementing sustainable development, safety, health and environmental strategy, and programs in mining, chemical, and engineering consulting sectors. Currently Dr. Dorward-King serves on the Board of Directors of Kenmare Resources plc (LSE: KMR, ISE: KMR), one of the world’s largest producers of mineral sands products.

Dr. Dorward-King holds a Bachelor’s Degree from Maryville College and received a PhD in Analytical Chemistry from Colorado State University.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 129-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free (IIF®) safety management program is integrated into all aspects of the company’s culture. The company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.  Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.